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                                                                   EXHIBIT 10.91

                                DEALER FLOOR PLAN
                         FINANCING & SECURITY AGREEMENT


This Dealer Floor Plan Financing & Security Agreement, made April 6, 1998 by and between General Electric Capital Corporation ("Lender") having a place of business at 44 Old Ridgebury Rd. Danbury, CT 06810 and Moody-Day, Inc., a Texas Corporation, having its principal place of business at 2323 Irving Blvd, Dallas, TX 75207 ("Borrower") and other locations from which it conducts its business.

                                   WITNESSETH

WHEREAS, Borrower engages in the business of buying, selling and generally dealing in movable equipment (including without limitation, construction, materials handling and other types of related equipment), at retail or otherwise. Borrower hereby requests Lender to make extensions of credit as Lender may deem advisable to make from time to time to enable Borrower to finance the acquisition of such equipment.

NOW, THEREFORE, in consideration of mutual promises, and of the covenants and conditions of this Agreement, the parties, intending to be legally bound, hereto agree as follows:

1. Extension of Credit:

     (a) Borrower hereby requests Lender, and Lender hereby agrees pursuant to the terms and conditions hereof, to extend credit to Borrower (each an "Extension of Credit"; collectively, "Extensions of Credit") from time to time, the proceeds of which will be used by Borrower for the purchase of all or part of the Borrower's Inventory (as that term is hereinafter defined). Any Extensions of Credit shall be made in amounts to be determined by Lender, in Lender's sole discretion, and shall be conditioned upon Borrower's delivery of such documents, agreements and instruments as Lender may require in its sole discretion, all in the form and substance satisfactory to Lender. Borrower acknowledges that no Extension of Credit previously made shall require Lender to make any future Extensions of Credit.

     (b) Pursuant to paragraph (a) above, Lender is hereby authorized and directed to pay on Borrower's behalf, the amount of any invoice for any item of Borrower's Inventory (as that term is defined below) submitted to Lender by Borrower or by any other manufacturer or distributor for an item of Borrower's Inventory upon receipt by Lender of such invoice and other instruments required by Lender to evidence the Extensions of Credit and the Collateral (as that term is defined below) securing such Extensions of Credit. LENDER, IN ITS SOLE DISCRETION, SHALL DETERMINE THE ELIGIBILITY OF ANY SUCH INVOICES FOR ADVANCES PURSUANT TO THIS AGREEMENT, AND SHALL BE ENTITLED TO ASSUME THAT ALL SUCH INVOICES ARE GENUINE AND CORRECT AND THAT ALL INVENTORY HAS BEEN DELIVERED TO BORROWER IN SATISFACTORY CONDITION AND HAS BEEN UNCONDITIONALLY AND IRREVOCABLY ACCEPTED BY BORROWER. Payments, when so made by Lender for an item





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of Borrower's Inventory, shall be deemed to be an Extension of Credit to
Borrower and shall become due and payable by Borrower pursuant to the terms of this Agreement. Unless otherwise specified by Lender, in writing, all Extensions of Credit shall be evidenced solely by entries on the books and records of Lender and Lender shall provide Borrower, on a monthly or other periodic basis, an invoice or statement of Borrower's account prepared from Lender's records (each, a "Periodic Statement"). Each such invoice or statement of account shall be considered to be true and correct and to have been unconditionally and irrevocably accepted by Borrower and shall be conclusively binding on Borrower with respect to all mailers contained therein, unless Borrower notifies Lender in writing of any errors therein within seven (7) days after the date of such invoice or other statement. Without limiting the foregoing, Lender may, upon written notice to Borrower, also require any or all Extensions of Credit to be evidenced by one or more promissory notes issued by Borrower to the order of Lender.

     (c) Lender shall, in its sole discretion, from time to time establish the maximum amount which may be borrowed by Borrower in connection with this Agreement for each type of equipment which is to be acquired by Borrower (each, a "Maximum Borrowing Amount") which amount shall initially be set forth on the Schedule attached hereto which is applicable to such equipment. BORROWER UNDERSTANDS AND AGREES THAT LENDER MAY, IN ITS SOLE DISCRETION, INCREASE, DECREASE, TERMINATE OR OTHERWISE MODIFY SUCH MAXIMUM BORROWING AMOUNT, AT ANY TIME AND FROM TIME TO TIME, UPON seven (7) DAYS PRIOR WRITTEN NOTICE TO BORROWER. In the event that the amount owed by Borrower under, or in connection with, this Agreement should ever exceed the then applicable Maximum Borrowing Amount, then Borrower shall promptly pay to Lender the full amount of any such excess indebtedness.

2. Collateral:

     (a) The term "Collateral" as used herein shall include all of the following: (i) All inventory which is financed by Lender consisting of all goods (including without limitation, construction, materials handling and other types of related equipment) and related trade-ins, now or hereafter owned or in the possession, custody or control of Borrower, wherever located, together with all attachments, accessories, additions, accessions and substitutions, including all returns and repossessions thereof (collectively, the "Inventory"); (ii) All leases, accounts, contracts rights, chattel paper and rental instruments with respect to the Inventory, now owned or hereafter existing in favor of, or acquired by, Borrower (collectively, the "Contracts"); (iii) All reserves or credits, however created, and any other property of, or belonging to, Borrower now or hereafter in the possession or control of Lender and all of Borrower's rights to any rebates, discounts, prepayments, credits, factory holdbacks and incentive payments which may become due to Borrower by any supplier, distributor or manufacturer of Inventory with respect to any of the Inventory (collectively, "Credits"); (iv) and all cash, rents and non-cash proceeds of the above described Inventory, Contracts or Credits, including but not limited to insurance payable by reason of loss or damage to any of the Inventory.



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         (b) Borrower hereby specifically mortgages and hypothecates to and in favor of Lender, and otherwise grants to Lender, a security interest in the Collateral. The security interest granted hereunder shall secure the payment and performance of all Extensions of Credit and all other advances, debts, liabilities and obligations owed by the Borrower to Lender, incurred directly or contingently, which are presently existing or hereafter arising whether under this Agreement or any other agreement between Borrower and Lender (collectively, the "Obligations").

3. Conditions to Extensions of Credit: The obligation of Lender to make any Extension of Credit under this Agreement shall be subject to all of the following conditions precedent: (a) at the time of such Extension of Credit, this Agreement is in full force and effect and has not been terminated for any reason whatsoever; (b) the amount of such Extension of Credit, when added to the amount of all other indebtedness owed by Borrower to Lender in connection with this Agreement, does not exceed the Maximum Borrowing Amount then in effect; (c) such Extension of Credit is solely for the purpose of financing Inventory being acquired by Borrower or, if for any other purpose, such Extension of Credit has been approved in writing by Lender in its sole discretion; (d) Borrower has paid-in-full the amount of any down-payment that may be required by Lender in connection with such Extension of Credit; (e) at the time of such Extension of Credit, there is no Event of Default (as defined herein below) or event which with notice and/or lapse of time would constitute an Event of Default; (f) at the time of such Extension of Credit, all representations and warranties of Borrower contained in this Agreement are true and correct in all respects; (g) there has not been, as determined in the sole judgment of Lender, any material adverse change in the financial or operating condition of Borrower or any guarantor or other obligor (collectively "Guarantor") of the obligations of Borrower under this Agreement or any related agreement, document, instrument or schedule (this Agreement and all such other related agreements, documents, instruments or schedules being hereinafter collectively referred to as "Debt Documents"); (h) there has not been, as determined in the sole judgment of Lender, any impairment in the prospect of payment or performance by Borrower or any Guarantor under this Agreement or any of the other Debt Documents; and (i) Lender has received, in form and substance satisfactory to Lender in its sole discretion, all documents, certificates, opinions, guaranties, subordinations and other instruments of any kind or nature requested by Lender. BORROWER UNDERSTANDS AND AGREES THAT LENDER SHALL NOT HAVE ANY OBLIGATION TO MAKE ANY EXTENSION OF CREDIT UNLESS AND UNTIL ALL SUCH CONDITIONS PRECEDENT HAVE BEEN FULLY SATISFIED IN THE SOLE OPINION OF LENDER AND THAT NO CONDITION SHALL BE WAIVED EXCEPT PURSUANT TO A WRITTEN INSTRUMENT EXECUTED BY LENDER. BORROWER FURTHER UNDERSTANDS AND AGREES THAT THE WAIVER OF ANY CONDITION BY LENDER SHALL NOT BE DEEMED A WAIVER OF SUCH CONDITION AS TO ANY FUTURE EXTENSION OF CREDIT OR A WAIVER OF ANY OTHER CONDITION.

4. Payments:

     (a) Subject to the other terms and hereof, Borrower shall repay, and does hereby promise to pay to the order of Lender, all Extensions of Credit, ,together with interest thereon, in accordance with the terms set forth in this Agreement and in any Periodic Statement. Except as otherwise specified in any Schedule attached hereto, interest (pursuant to the terms of Paragraph (b) below)




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shall accrue on any Extension of Credit from the date of disbursement by Lender
("Extension Date") and shall be computed on the basis of the actual days elapsed over a year of 365 days. All payments of principal and interest on any Extension of Credit shall be due and payable in lawful money of the United States on the date stated in any Periodic Statement applicable to such Extension of Credit, and the term of such Extension of Credit shall additionally be stated in any such Periodic Statement. All payments shall be applied first to interest and then to principal. Each payment may, at the option of the Lender, be calculated and applied on an assumption that such payment would be made on its due date. The acceptance by Lender of any payment which is less than payment in full of all amounts due and owing at time shall not constitute a waiver of Lender's right to receive payment in full at such time or at any prior or subsequent time.

(i) For all Extensions of Credit related to the purchase of New Inventory, Borrower shall be required to reduce the principal amount in accordance with the Payment Terms for New Inventory set forth on the Schedule attached hereto which is applicable to such New Inventory, and (ii) for all Extensions of Credit related to the purchase of Used Inventory, Borrower shall be required to reduce the principal amount of any such Extension of Credit in accordance with the Payment Terms for Used Inventory set forth on the Schedule attached hereto which is applicable to such Used Inventory. As used in this Agreement, New Inventory shall mean any Inventory which has not been sold, leased or otherwise disposed of since its original shipment from the manufacturer to Borrower or any other party. Used Inventory shall mean Inventory which has been sold, leased or otherwise disposed of since its original shipment from the manufacturer to Borrower or any other party (including, without limitation, Inventory taken as a trade-in by Borrower).

     (b) Interest shall be charged on all Extensions of Credit and Borrower agrees to pay such interest charges promptly as billed and upon such terms as Lender shall require in this Agreement and in accordance with the applicable Periodic Statement. Interest charges for each Extension of Credit outstanding during the prior month shall be computed and accrued at the Applicable Wholesale Rate as set forth on the Schedule attached hereto which is applicable to Inventory related to such Extension of Credit.

     (c) Borrower's obligation to pay Lender the entire amount of each Extension of Credit, together with any and all interest thereon, shall be absolute and unconditional and shall not be subject to any offset, recoupment or other reduction. All payments by Borrower shall be in immediately available funds in U.S. Dollars, and shall be applied first to interest and then to principal. All amounts payable pursuant hereto are payable at Lender's address set forth above or at such other address as Lender may specify from time to time in writing.

5. Covenants: Borrower hereby covenants and agrees on the date of this Agreement and on the date of each Extension of Credit hereunder; (a) to maintain the tangible Collateral in good repair, working order and condition, make all necessary or appropriate repairs, restorations, replacements and renewals thereto, and not permit its value to be impaired; (b) not to grant, and there will not exist, any security interest, mortgage, attachment, lien or other encumbrance of any sort, without Lender's prior written consent; (c) to notify Lender in advance of any change in, addition or discontinuation



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of such place of business, and any change in the name, identity, or form of
Borrower; (d) to defend the Collateral against all claims and legal proceedings by persons or entities other than Lender; (e) to pay and discharge when due all taxes, fees, levies or other charges of any sort upon the Collateral; (f) not to permit any tangible Collateral to become an accession or fixture to any other property; (g) as to any Collateral consisting of contract rights, rental instruments, documents, money, or chattel paper, not to deliver possession thereof to anyone other than Lender or Lender's designee(s); (h) not to permit any Collateral to be used in violation of any applicable law, rule, regulation or policy of insurance; (i) to conduct its business in an efficient manner, only use its property in the regular and ordinary course of business, solely for business purposes, and comply with all laws, rules and regulations applicable in any way to Borrower; (j) not to remove or allow the removal of any Collateral from its present location(s) except in the regular and ordinary course of business; and (k) as to all of the Collateral and the records relating thereto, Borrower will make such records and Collateral available for inspection by Lender, or its designee, upon request, at reasonable places and times.

6. Risk of Loss: The Collateral shall at all times be held at Borrower's risk of loss or damage. In the event that any item of Inventory suffers reparable damage, then Borrower shall promptly repair and restore such item to good condition and good working order. In the event that any item of Inventory is lost, stolen, confiscated, destroyed, irreparably damaged or otherwise rendered unfit for its originally intended use, then the amount of the Extension of Credit attributable to such item, together with any and all accrued and unpaid interest thereon, shall be accelerated and become immediately due and payable, without notice or demand by Lender.

7. Insurance: Borrower shall keep all Collateral insured against risks covered by standard forms of fire, theft, and extended coverage insurance and such other risks as may be required by Lender, in amounts, and having such deductibles under polices issued by such insurance companies as are satisfactory to Lender. Borrower agrees to deliver promptly to Lender certificates, or if Lender requests, policies of insurance, satisfactory to Lender, each with an endorsement naming Lender or its assigns as loss-payee as their interests may appear. Each policy shall provide that Lender's interest therein will not be invalidated by the acts, omissions or negligence of anyone other than Lender, and will contain insurer's agreement to give thirty (30) days prior written notice to Lender before the cancellation of, or any material change, in the policy will be effective as to Lender, whether such cancellation or change is at the direction of Borrower or insurer. Borrower assigns to Lender all proceeds of such insurance, including without limitation, returned and unearned premiums, not to exceed the Obligations hereunder. Borrower shall direct all insurers to pay such proceeds directly to Lender, and Borrower shall promptly remit to Lender, in the form received with all necessary endorsements, any proceeds of such insurance which Borrower may receive. Lender shall apply any proceeds of insurance which may be received by it toward payment of the Obligations to which such insurance proceeds relate, such proceeds to be applied first to interest and then to principal. Excess insurance proceeds, if any, shall be returned to the Borrower or applied to any other Obligations, should such other Obligations be then due and unpaid.





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8. Sale of Inventory: So long as Borrower is not in default under this
Agreement, Borrower may sell any item of Inventory in the regular course of Borrower's business. All such sales of Inventory shall be for cash, for cash with trade-in or on such other terms and conditions as Lender may approve in writing. Unless otherwise agreed in writing by Lender, in the event of any sale or other disposition of any item of Inventory (with or without the consent of Lender), the amount of the Extension of Credit attributable to such item of Inventory, together with any and all accrued and unpaid interest thereon, shall be accelerated and become due and payable, without notice or demand by Lender, immediately upon receipt of payment from the respective purchaser or three (3) days from the date of sale, whichever occurs earlier. All proceeds resulting from any sale or other disposition of any Inventory or other Collateral shall be held by Borrower in trust for Lender, and accounted for on a basis which is separate from all other funds and assets of Borrower.

9. Rental of Inventory: So long as Borrower is not in default under this Agreement, Borrower may rent or lease any item of Inventory to retail customers in normal course of Borrower's business as a part of Borrower's short-term rental fleet ("Rental Fleet"), so long as: (a) the rental or lease arrangement is for a term (including any options to extend or renew) of not more than one
(1) year; (b) that arrangement is evidenced by a written, fully-executed agreement in form and substance satisfactory to Lender; and (c) Borrower files and/or records financing statements against the lessee in all appropriate offices with respect to such Inventory. Borrower shall continue to repay any Extension of Credit (including, without limitation, any interest accrued thereon) applicable to any such item(s) of Inventory in Borrower's Rental Fleet pursuant to Section 4 above. Until Lender notifies Borrower to the contrary, Borrower may collect the rents and monies owing under any lease or rental contract as the same become due but not otherwise. Borrower agrees to promptly render monthly billings to all lessees of the Inventory. If an Event of Default exists hereunder, Borrower agrees, upon request of Lender, to notify the lessees and all other obligors under any lease or rental of the interest of Lender and to direct such lessees and other obligors to pay all rentals and other proceeds directly to Lender. On a monthly basis, Borrower shall provide a written report to Lender which (i) identifies all Inventory which was part of Borrower's Rental Fleet during the preceding month, (ii) sets forth the name and address of each lessee thereunder, and (iii) includes an accounting of all rents and other proceeds received by Borrower in connection with any such lease or rental contract during such preceding month.

10. Default: The occurrence of any of the following events shall be deemed to constitute an Event of Default under this Agreement: (a) if Borrower shall fail to pay, when due, any amount owed by it to Lender or to any parent, subsidiary or affiliate of Lender, whether hereunder or under any other instrument or agreement; (b) if Borrower shall fail to perform or observe any other covenant, or term to be performed or observed by it hereunder or under any other instrument or agreement between, or furnished by Borrower to, Lender or any parent or affiliate of Lender; (c) if Borrower or any guarantor or surety for the Obligations shall die, become insolvent or cease to do business as a going concern, or any guarantor or surety terminates such guaranty or suretyship with respect to the Borrower; (d) if the Collateral shall suffer a reduction in value, other than any reduction in value from ordinary wear and tear resulting from any of the Collateral being leased or rented by Borrower to third parties under the terms of this Agreement; (e) if Borrower or any guarantor of, or surety for, the Obligations shall make an assignment for the benefit of creditors, file a petition in bankruptcy,



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apply to or petition any tribunal for the appointment of a custodian, receiver or trustee for itself or for any substantial part of its property, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against any such person or entity, or any such person or entity, by any act or omission, shall indicate its consent to , approval of or acquiescence in any such petition, application, proceeding, order for relief or such appointment of a custodian, receiver or trustee; and (f) if Borrower shall have removed, or permitted to be concealed or removed, any part of its assets, so as to hinder, delay or defraud any of its creditors, or made or suffered a transfer of any of its assets which transfer would be fraudulent under any bankruptcy, insolvency, fraudulent conveyance or similar law or shall have made any transfer of its assets to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or otherwise.

11. Remedies of Lender

     (a) Immediately upon the occurrence of any Event of Default, Lender may immediately, upon declaration thereof and at any time thereafter, at its option, immediately exercise one or more of the following remedies: (i) refuse to extend any further credit to Borrower and terminate this Agreement immediately without notice; (ii) declare immediately due and payable all sums and other Obligations then owing by Borrower to Lender, whether pursuant hereto, under any other document, instrument or agreement, or otherwise, notwithstanding the provisions of any writings evidencing the same; (iii) exercise any and all rights it may have under the Uniform Commercial Code; (iv) take immediate and exclusive possession of any or all Collateral, wherever it may be found, and enter any of the premises of the Borrower, with or without process of law, wherever said Collateral may be, or is supposed to be, and search for the same, and if found, to take possession of, and remove, sell and dispose of, said Collateral, or any part, at public auction or private sale, for cash or on credit, as the Lender may elect, at its option, and Lender reserves the right to bid and become the purchaser at any such sale; (v) notify, in Lender's own name, or in the name of the Borrower, all obligors of Borrower and demand, collect, receive, receipt for, sue, compromise and give acquittance for any and all amounts due on Contracts and Credits, and endorse the name of the Borrower on any commercial paper or instrument given as full or partial payment thereon; (vi) direct the Borrower to assemble the Collateral and deliver to Lender, at Borrower's expense, at a place designated by Lender which is reasonably convenient to Lender and Borrower; (vii) and/or hold, appropriate, apply or set-off any and all moneys, credits, indebtedness due from Lender, its affiliates, parents or subsidiaries to Borrower or any manufacturers, suppliers or distributors of any item of Inventory or other property of Borrower which is or comes into possession of Lender, its affiliates, parents or subsidiaries.

     (b) Borrower shall pay all reasonable costs of Lender incurred in the collection of any of the Obligations and for the enforcement of any Obligations, including, without limitation, reasonable attorney's fees and legal expenses. The foregoing remedies shall not be deemed exclusive or alternative, but shall be cumulative, and in addition to, all other remedies in favor of Lender existing



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at law or in equity. Notwithstanding the foregoing: (i) if Borrower fails to perform any of its duties and/or obligations hereunder, Lender may perform the same, but shall not be obligated to do so, for the account of Borrower, and Borrower shall immediately repay to Lender any amounts paid by Lender in such performance together with interest thereon at the Default Rate (as that term is defined below) or ('i) if any payment of any obligations due from Borrower hereunder shall not be paid when due, interest shall continue to accrue thereon at the Applicable Wholesale Rate plus the Default Rate. The Default Rate shall be equal to one and one-half percent (1.50%) per month; provided, however, that at no time shall this rate after maturity exceed the Maximum Legal Rate.

     (c) Any notification required pursuant to this Agreement or otherwise shall be deemed reasonably and properly given if mailed at least ten (10) days before the disposition of the subject matter of such notification, postage prepaid, addressed to the Borrower. Any proceeds realized by Lender upon the sale or other disposition of the Collateral pursuant to this Section 11 may be applied by the Lender to the payment of the reasonable expenses of retaking, holding, preparing for sale, selling and the like, including reasonable attorney's fees and legal expenses and any balance of such proceeds may be applied by the Lender toward the satisfaction of Borrower's Obligations in such order of application as the Lender may, in its sole discretion, determine. Any surplus shall be paid to Borrower. Borrower shall be liable for, and shall promptly pay on demand, any deficiency resulting from any such disposition of Collateral.

12. Termination: Either party may, on thirty (30) days prior written notice to the other party, terminate this Agreement with respect to future transactions. Termination of this Agreement shall not relieve Borrower of any of its Obligations to Lender incurred prior to the date of termination. Upon termination, Borrower shall pay Lender; (i) all of Borrower's Obligations; (ii) all accrued interest arising hereunder, and (iii) any and all other amounts Borrower shall owe Lender under and pursuant to this Agreement. Provided that all of Borrower's Obligations to Lender are paid in full, Lender will, upon Borrower's written request made after the effective date of termination, release or terminate any and all financing statements filed by Lender against Borrower.

13. Representations and Warranties: Borrower hereby represents, warrants and covenants that on the date hereof and on the date of each Extension of Credit hereunder:

     (a) Borrower is, and will remain, duly organized, existing and in good standing under the laws of the State set forth in the first paragraph of this Agreement, has its principal place of business at the location set forth in such paragraph, and is, and will remain, duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations;

     (b) Borrower has adequate power and capacity to enter into, and to perform its obligations, under this Agreement or any other Debt Documents;

     (c) this Agreement and the other Debt Documents have been duly authorized, executed and delivered by Borrower and constitute legal, valid and binding agreements enforceable under all applicable laws in accordance with their terms, except to the extent that the enforcement of remedies



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may be limited under applicable bankruptcy and insolvency laws;

     (d) no approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into, or performance by, Borrower of this Agreement or any of the other Debt Documents, except such as may have already been obtained;

     (e) the entry into, and performance by, Borrower of this Agreement and the other Debt Documents will not (i) violate any of the organizational documents of Borrower or any judgment, order, law or regulation applicable to Borrower, or
(ii) result in any breach of, constitute a default under, or result in the creation of any lien, claim or encumbrance on any of Borrower's property (except for liens in favor of Lender) pursuant to, any indenture mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which Borrower is a party;

     (f) there are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Borrower which could, in the aggregate, have a material adverse effect on Borrower, its business or operations, or its ability to perform its obligations under this Agreement or any of the other the Debt Documents;

     (g) all financial statements of Borrower, and of any Guarantor hereof, delivered to Lender, heretofore or hereafter, in connection with the Obligations have been, prepared in accordance with generally accepted accounting principles, fairly present the financial condition of Borrower and of any Guarantor and since the date of the most recent financial statement, there has been no material adverse change in the financial or operating condition of Borrower or any Guarantor;

     (h) Borrower is engaged in the business of buying, selling and generally dealing in the equipment described as Inventory in this Agreement at retail or otherwise;

     (i) The possession of Inventory is solely for the purpose of procuring the sale or exchange thereof to a retail buyer in the ordinary course of Borrower's business; and

     (j) Borrower shall not permit any material change in the legal or equitable ownership of Borrower without thirty (30) days prior written notification to Lender and, at Lender's option, this Agreement may be terminated upon such change in ownership.

14. General Provisions:

     (a) The validity, enforceability and interpretation this Agreement and any promissory notes taken, charges made and sums paid in connection therewith shall be governed by the laws of the State of New York. This Agreement may be executed in multiple counterparts which together shall constitute but one and the same instrument. This Agreement shall be binding on the parties, their heirs, executors, administrators, successors and assigns, provided, however, Borrower may not assign this Agreement without the prior written consent of the Lender.



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     (b) It is understood and agreed that Lender shall have the right, at all times, to enforce the covenants and provisions of this Agreement in strict accordance with the terms thereof, notwithstanding any conduct or custom on the part of the Lender in refraining from so doing at any time; and further, that the failure of the Lender at any time to enforce its rights under this Agreement strictly in accordance with its provisions shall not be construed as having created, in any way or manner contrary to the specific terms and provisions of this Agreement, or as having in any way or manner modified, altered or waived such provisions.

     (c) Lender may hold any sums of monies belonging to Borrower which come into the possession of the Lender and may apply all or a portion of said sums of monies to any of the Obligations which are then due and payable, or to any other claims that the Lender or any of its affiliates or subsidiaries may have against Borrower.

     (d) Borrower shall not assert against Lender any claim or defense Borrower may have against any third party with respect to the Collateral.

     (e) Time is of the essence of this Agreement. Lender's failure at any time to require strict performance by Borrower of any of the provisions hereof shall not waive or diminish Lender's right thereafter to demand strict compliance therewith. Borrower agrees, upon Lender's request, to execute any instrument necessary or expedient for filing, recording or perfecting the interest of Lender. All notices required to be given hereunder shall be deemed adequately given if sent by registered or certified mail to the addressee at its address stated herein, or at such other place as such addressee may have designated in writing. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO.

     (f) Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation hereof.

     (g) This Agreement, and the security interest granted hereunder, shall automatically be reinstated in the event that Lender is ever required to return or restore the payment of all or any portion of the Obligations (all as though such payment had never been made).

     (h) Lender may, without the consent of Borrower, assign this Agreement. Borrower agrees that if Borrower receives written notice of an assignment from Lender, Borrower will pay all rent and all other amounts payable hereunder to such assignee or as instructed by Lender. Borrower further agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by assignee. Borrower hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lender for any reason whatsoever.

     (i) Borrower may not assign any of its rights or obligations under this Agreement without the express written consent of Lender.

     (j) Waiver of any particular default shall not be a waiver of any other default. All of Lender's rights are cumulative and not alternative. The term "Lender" shall include any assignee of Lender who is the holder of this Agreement. Any provision of this Agreement found by judicial interpretation or construction to be prohibited by law shall be ineffective to the extent of such prohibition, without invalidating the provisions hereof. All words used shall be understood and construed to be of such number, tense and gender as the circumstances may require.

     (k) Lender may (i) insert dates, amounts and Inventory serial numbers and descriptions when known in any promissory notes taken or documents related hereto, and (ii) correct any patent errors or omissions therein or in this Agreement.

     (l) THE BORROWER AND LENDER UNCONDITIONALLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT, DIRECTLY OR INDIRECTLY OF THIS AGREEMENT, ANY OF THE OTHER DEBT DOCUMENTS OR OTHER RELATED DOCUMENTS, ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN THEM. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court (including without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims). THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE DEBT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS AGREEMENT OR ANY RELATED TRANSACTION. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

IN WITNESS WHEREOF, the parties have caused this agreement to be executed on the day, month and year herein above written.

                                   SCHEDULE A
                                     TO THE
                                DEALER FLOOR PLAN
                         FINANCING & SECURITY AGREEMENT
                                                DATED APRIL 6, 1998


Capitalized terms not herein shall have the meanings assigned to them in the Dealer Floor Plan Financing and Security Agreement identified above (hereinafter, the "Agreement").

1. Maximum Borrowing Amount: $25,000,000.00 for all Inventory financed by General Electric Capital Corporation.

2. Request for Extension of Credit: Any Extension of Credit made by Lender pursuant to the Agreement must be requested by an approved manufacturer or Borrower in writing, pursuant to a Request For Extension of Credit (the 'Request') in the form of Exhibit A attached hereto.

3. Payment Terms for New Inventory: The Payment Terms for New Inventory shall be:

     (a) Cranes: Those items of Inventory with a lifting capacity of fifteen(15) or more tons. The principal amount of any Extension of Credit related to the purchase. of new item(s) of Crane Inventory shall be reduced by the percentages set forth below every month following the applicable for Extension Date until a date which is sixty (60) months after the shipment date of such (5) of Inventory, at which time the unpaid balance outstanding for such Extension of Credit shall be immediately due and payable by Borrower.

                  Months Since Disbursement          Principal Reduction
                  -------------------------          -------------------
                  1-6 (curtailment-free period)            0.00%
                  7-59                                     1.20%
                  60                                       Balance Due

During any curtailment-free period, any unit of Inventory placed in rental service will be billed at a 1.20% per month principal reduction for the remainder of the curtailment-free period.

     (b) All other Inventory: The principal amount of any Extension of Credit related to the purchase of new item(s) of Inventory (other than Crane Inventory) shall be reduced by the percentages set forth below every month following the applicable for Extension Date until a date which is forty eight (48) months after the shipment date of such (s) of Inventory, at which time the unpaid balance outstanding for such Extension of Credit shall be immediately due and payable by Borrower.

                  Months Since Disbursement          Principal Reduction
                  -------------------------          -------------------
                  1-6 (curtailment-free period)             0.00%
                  747                                       2.00%
                  48                                        Balance Due

During any curtailment-free period, any unit of Inventory placed in rental service will be billed at a 2.00% per month principal reduction for the remainder of the curtailment-free period.

5. Applicable Wholesale Rate: The sum of the Applicable Margin (as that term is defined below) plus the Index Rate (as that term is defined below) applicable to such period. The Applicable Wholesale Rate for any Extension of Credit will be increased or decreased at the beginning of each month when there has been a change in the Index Rate used to determine the Applicable Wholesale Rate for the previous month. The term "Index Rate" as used herein shall mean An interest rate per annum equal to the London Interbank Offered Rate for one month dollar deposits as published in the "Money Rates" section of the Wall Street Journal, Eastern Edition on the first Business Day of the immediately preceding calendar month As used herein "Business " shall mean and include any day other than a Saturday; Sunday or other day on which all commercial banks in the City of New York, New York are required or authorized to be closed. Notwithstanding any other provision to the contrary set forth herein, if at any time, implementation of any provision hereof shall raise the interest or other charges of Lender herein above the highest rate of interest that Borrower can legally obligate itself to pay and/or Lender can legally collect under applicable law ("Maximum Legal Rate") then such interest or other charges shall be limited to the Maximum Legal Rate and any excess interest or other charges inadvertently collected shall be deemed to be a partial prepayment of an Extension of Credit and so applied.

The Applicable Margin for any Extension of Credit shall be determined as follows:

         (a) For all Inventory

                  Months Since Disbursement            Applicable Margin
                  -------------------------            -----------------
                           1-6                               2.65%
                           7-24                              2.65%
                           25-48                             2.65%

IN WITNESS WHEREOF, Borrower and Lender have caused this Schedule to be executed by their duly authorized representatives as of April 6,1998.

July 30, 1999

Ms. Patricia Calloway
Moody-Day, Inc.
2323 Irving Blvd
Dallas, TX 75207


Re: Amendment to Dealer Floor Plan Financing & Security Agreement dated April 6, 1998


Dear Ms. Calloway:

Reference is made to that certain Dealer Floor Plan Financing & Security Agreement (the "Agreement") dated April 6, 1998 by and between Moody-Day, Inc. and General Electric Capital Corporation.

The following amendments have been made to the above referenced document:


Section 5 of the Agreement Reads:

         Covenants: Borrower hereby covenants and agrees on the date of this Agreement and on the date of each Extension of Credit hereunder; (a) to maintain the tangible Collateral in good repair, working order and condition, make all necessary or appropriate repairs, restorations, replacements and renewals thereto, and not permit its value to be impaired; (b) not to grant, and there will not exist, any security interest, mortgage, attachment, lien or other encumbrance of any sort, without Lender's prior written consent; (c) to notify Lender in advance of any change in, addition or discontinuation of such place of business, and any change in the name, identity, or form of Borrower; (d) to defend the Collateral against all claims and legal proceedings by persons or entities other than Lender; (e) to pay and discharge when due all taxes, fees, levies or other charges of any sort upon the Collateral; (f) not to permit any tangible Collateral to become an accession or fixture to any other property; (g) as to any Collateral consisting of contract rights, rental instruments, documents, money, or chattel paper, not to deliver possession thereof to anyone other than Lender or Lender's designee(s); (h) not to permit any Collateral to be used in violation of any applicable law, rule, regulation or policy of insurance; (i) to conduct its business in an efficient manner, only use its property in the regular and ordinary course of business, solely for business purposes, and comply with all laws, rules and regulations applicable in any way to Borrower; (j) not to remove or allow the removal of any Collateral from its present location(s) except in the regular and ordinary course of business; and
(k) as to all of the Collateral and the records relating thereto, Borrower will make such records and Collateral available for inspection by Lender, or its designee, upon request, at reasonable places and times.

Section 5 of the Agreement Amended to Read:

         Covenants: Borrower hereby covenants and agrees on the date of this Agreement and on the date of each Extension of Credit hereunder; (a) to maintain the tangible Collateral in good repair, working order and condition, make all necessary or appropriate repairs, restorations, replacements and renewals thereto, and not permit its value to be impaired; (b) not to grant, and there will not exist, any security interest, mortgage, attachment, lien or other encumbrance of any sort, without Lender's prior written consent; (c) to notify Lender in advance of any change in, addition or discontinuation of such place of business, and any change in the name, identity, or form of Borrower; (d) to defend the Collateral against all claims and legal proceeding by persons or entities other than Lender; (e) to pay and discharge when due all taxes, fees, levies or other charges of any sort upon the Collateral; (f) not to permit any tangible Collateral to become an accession or fixture to any other property; (g) as to any Collateral consisting of contract rights, rental instruments, documents, money, or chattel paper, not to deliver possession thereof to anyone other than Lender or Lender's designee(s); (h) not to permit any Collateral to be used in violation of any applicable law, rule, regulation or policy of insurance; (i) to conduct its business in an efficient manner, only use its property in the regular and ordinary course of business, solely for business purposes, and comply with all laws, rules and regulations applicable in any way to Borrower; (j) not to remove or allow the removal of any Collateral from its present location(s) except in the regular and ordinary course of business; (k) as to all of the Collateral and the records relating thereto, Borrower will make such records and Collateral available for inspection by Lender, or its designee, upon request, at reasonable places and times; (l) to provide monthly internal financial statements in a form acceptable to Lender; and (m) to maintain a ratio of total debt to tangible net worth of 5:1.

Please indicate your agreement to this amendment by signing this letter and kindly returning it to me. If you have any questions or comments, please feel free to contact me at 203-796-2389.

GENERAL ELECTRIC CAPITAL CORPORATION



                                       2